As filed with the Securities and Exchange Commission on February 24, 2000
                                                     Registration No. 333-86219
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -----------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -----------

                                eMachines, Inc.
            (Exact Name of Registrant as Specified in its Charter)

                                 -----------

             Delaware                           3571                           943311182
 (State or Other Jurisdiction of    (Primary Standard Industrial           (I.R.S. Employer
  Incorporation or Organization)    Classification Code Number)         Identification Number)


                         14350 Myford Road, Suite 100
                           Irvine, California 92606
                                (714) 481-2828
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                                 -----------

                               Stephen A. Dukker
                            Chief Executive Officer
                         14350 Myford Road, Suite 100
                           Irvine, California 92606
                                (714) 481-2828
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 -----------

                                  Copies to:

               John A. Fore, Esq.                            William D. Sherman, Esq.
             Paul W. Hartzel, Esq.                          Stephen J. Schrader, Esq.
            Laura A. Malinasky, Esq.                         Justin L. Bastian, Esq.
        Wilson Sonsini Goodrich & Rosati                     Morrison & Foerster LLP
            Professional Corporation                            755 Page Mill Road
               650 Page Mill Road                          Palo Alto, California 94304
          Palo Alto, California 94304                             (650) 813-5600
                 (650) 493-9300

                                 -----------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] _________

   If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall hereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.

===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

   The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by eMachines in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

      SEC registration fee...........................................  $ 55,600
      NASD filing fee................................................    20,500
      Nasdaq National Market listing fee.............................         *
      Printing and engraving costs...................................   300,000
      Legal fees and expenses........................................         *
      Accounting fees and expenses...................................         *
      Blue Sky fees and expenses.....................................     5,000
      Transfer Agent and Registrar fees..............................     5,000
      Miscellaneous expenses.........................................         *
                                                                       --------
        Total........................................................  $
                                                                       ========

---------------------
*To be filed by amendment.

Item 14. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law permits a corporation to indemnify officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reasonable cause to believe his or her conduct was unlawful. Section 145 also permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

   Article X of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

   Article VI of the Registrant's Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant.

   The Registrant has entered into indemnification agreements with its officers and directors, in addition to indemnification provided for in the Registrant's Amended and Restated Certificate of Incorporation and in its Bylaws.

Item 15. Recent Sales of Unregistered Securities

   During the past three years, the Registrant has issued unregistered securities as described below.

   (a) On June 10, 1999, the Registrant issued 77,600,000 shares of its common stock at $0.03 per share in exchange for cash and notes to TriGem Corporation, Korea Data Systems America, Inc. and the Registrant's directors. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

   (b) During the period from August 18, 1999 through September 1999, the Registrant issued an aggregate of 24,279,369 shares of Series A convertible preferred stock to 36 investors at $6.384 per share. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder.

   (c) On August 18, 1999, the Registrant issued 419,538 shares of its common stock to Korea Data Systems America pursuant to an agreement (amending trademark assignment). These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.

   (d) On August 18, 1999, the Registrant issued a warrant to purchase shares of its common stock to America Online at an aggregate exercise price of $3.6 million in connection with a marketing agreement. The Registrant issued an additional warrant to purchase shares of its common stock at an aggregate exercise price of $8.9 million on September 15, 1999. The maximum number of shares issuable, subject to anti-dilution adjustments, upon exercise of the warrants is 1,566,219. These securities have been issued in a transaction exempt from registration under the Securities Act of 1933 in reliance upon
Section 4(2) of the Securities Act of 1933.

   (e) On January 14, 2000, pursuant to an Agreement and Plan of Reorganization between the Registrant and FreePC, the Registrant issued to the stockholders of
FreePC: 3,995,656 shares of common stock; warrants to purchase an additional 9,269,724 shares of common stock; 10,175,516 shares of Series B preferred stock and 7,458,379 shares of Series C preferred stock. In addition, the Registrant assumed options exercisable for (i) an aggregate of 2,891,275 shares of common stock; and (ii) warrants to purchase an aggregate of 1,239,067 shares of common stock. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

   (f) Through December 31, 1999, the Registrant granted, pursuant to its stock option plan and outside of its stock option plan, options to purchase an aggregate of 1,313,097 shares of common stock. The options granted under the stock option plan were issued to the Registrant's officers and employees at exercise prices ranging from $0.025 to $8.00. The options granted outside of the stock option plan were granted to its officers, directors, employees and consultants at prices ranging from $1.61 to $3.75. A significant portion of these options were issued pursuant to the Registrant's stock option plan. These securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Rule 701 promulgated under the Securities Act of 1933. Where Rule 701 has not been available, the securities have been issued in transactions exempt from registration under the Securities Act of 1933 in reliance upon Section 4(2) of the Securities Act of 1933.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

 Exhibit
 Number
 -------
  1.1**  Form of Underwriting Agreement

  2.1*   Agreement and Plan of Reorganization by and among the Registrant,
         eMachines Acquisition Corp. and FreePC, Inc. dated as of November 24,
         1999

  3.1*   Restated Certificate of Incorporation of the Registrant

  3.2**  Form of Amended and Restated Certificate of Incorporation of the
         Registrant to be filed upon the closing of the offering

  3.3*   Amended and Restated Bylaws

  3.4** Amended and Restated Bylaws of the Registrant to be in effect after the closing of the offering

  4.1**  Specimen Common Stock Certificate

  5.1**  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 10.1* Form of Security Agreement entered into between the Registrant and each of Chul Chung, Stephen A. Dukker, Lap Shun Hui, Dae Soo Koh, Jung
         Koh, Hong Soon Lee and Hong Sun Lee dated as of June 10, 1999

 Exhibit
 Number
 -------
 10.2*   Form of Promissory Note from each of Chul Chung, Stephen A. Dukker,
         Lap Shun Hui, Dae Soo Koh, Jung Koh, Hong Soon Lee and Hong Sun Lee
         dated as of June 10, 1999

 10.3*   Amended and Restated Rights and Restrictions Agreement dated as of
         August 18, 1999

 10.4*   Subordinated Promissory Note dated as of June 7, 1999 for TriGem
         Corporation

 10.5*   Subordinated Promissory Note dated as of June 7, 1999 for Korea Data
         Systems America, Inc.

 10.6* Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

 10.7 1998 Stock Plan (as amended and restated) and form of agreements thereunder

 10.8+ Marketing Agreement between the Registrant and America Online dated as of June 17, 1999

 10.9* Amended and Restated Employment Agreement dated as of August 18, 1999 for Stephen Dukker

 10.10*  Trademark Assignment Agreement dated as of June 10, 1999

 10.11*  Agreement (Amending Trademark Assignment) dated as of August 16, 1999

 10.12* Industrial Lease between the Registrant and the Irvine Company dated as of November 30, 1998

 10.13*  Common Stock Purchase Warrant issued on August 18, 1999 to America
         Online, Inc.

 10.14*  Option to Purchase Common Stock issued on August 18, 1999 to Stephen
         Dukker

 10.15*  Rights and Restrictions Agreement dated January 14, 2000

 10.16*  Agreement of sublease between FreePC, Inc. and Bill Gross' idealab!
         dated as of June 29, 1999

 10.17*  FreePC, Inc. 1999 Stock Plan and form of agreements thereunder

 10.18** Employment Agreement dated as of January 14, 2000 for Donald La Vigne

 10.19** Employment Agreement dated as of January 14, 2000 for Audrey Finci

 10.20+  Original Design Manuafacturer Agreement between TriGem Computer, Inc.
         and the Registrant dated as of January 24, 2000

 10.21** Employment Agreement dated as of January 14, 2000 for Steve Chadima

 10.22** Employment Agreement dated as of January 14, 2000 for James
         Weissenborn

 10.23   Common Stock Purchase Warrant issued in September 1999 to America
         Online, Inc.

 10.24 Form of Warrant to Purchase Shares of Common Stock issued pursuant to the Acquisition of FreePC, Inc.

 10.25   2000 Employee Stock Purchase Plan

 10.26   Form of Stand-Alone Stock Option Agreement

 22.1*   List of Subsidiaries

 23.1*   Consent of Deloitte & Touche, LLP, Independent Accountants

 23.2*   Consent of Ernst & Young, LLP Independent Auditors

 23.3**  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (see Exhibit 5.1)

 24.1*   Power of Attorney

 24.2*   Power of Attorney (see page II-6)

 27.1**  Financial Data Schedules

---------------------
*  Previously filed.
** To be filed by amendment.
+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended. The omitted portions of this agreement have been separately filed with the Commission.

(b) Financial Statement Schedules

                           Schedule
                           --------

          II - Valuation and Qualifying Accounts

   Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

   The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

   Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   The undersigned Registrant hereby undertakes that:

  . For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  . For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 24th day of February, 2000.

                                          eMachines, Inc.

                                                 /s/ Stephen A. Dukker
                                          By: _________________________________
                                                     Stephen A. Dukker
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             Signature                           Title                   Date
             ---------                           -----                   ----

     /s/ Stephen A. Dukker           President, Chief Executive     February 24, 2000
____________________________________  Officer and Director
        (Stephen A. Dukker)           (Principal Executive
                                      Officer)

      /s/ Steven H. Miller           Vice President and Chief       February 24, 2000
____________________________________  Financial Officer
         (Steven H. Miller)           (Principal Financial and
                                      Accounting Officer)
                 *                   Director                       February 24, 2000
____________________________________
           (Lap Shun Hui)

                 *                   Director                       February 24, 2000
____________________________________
             (Jung Koh)

                 *                   Director                       February 24, 2000
____________________________________
          (Hong Soon Lee)

                 *                   Director                       February 24, 2000
____________________________________
          (Nathan Morton)

                 *                   Director                       February 24, 2000
____________________________________
        (C. Toms Newby, III)

                 *                   Director                       February 24, 2000
____________________________________
            (Bill Gross)

                 *                   Director                       February 24, 2000
____________________________________
           (Michael Hong)


     /s/ Steven H. Miller
*By: _____________________

    (Steven H. Miller)

     Attorney-in-fact

                                  SCHEDULE II

                                eMachines, Inc.

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)

                                         Balance  Additions              Balance
                                           at     charged to             at end
                                        beginning costs and                of
             Description                of period  expenses  Deductions  period
             -----------                --------- ---------- ----------  -------
Allowance for doubtful accounts
 receivable and sales returns:
  Period from September 18
   (inception), 1998 to December 31,
   1998...............................     --         239        --         239
  Year ended December 31, 1999........     239      2,394       (473)(a)  2,160

Inventory reserve for lower of cost or
 market
  Period from September 18
   (inception), 1998 to December 31,
   1998...............................     --         --         --         --
  Year ended December 31, 1999........     --         533        (31)(b)    502

---------------------
(a) Decrease due to changes in estimate

(b) Decrease due to inventory adjustments

                                 EXHIBIT INDEX

 Exhibit
 Number
 -------
  1.1**  Form of Underwriting Agreement

  2.1*   Agreement and Plan of Reorganization by and among the Registrant,
         eMachines Acquisition Corp. and FreePC, Inc. dated as of November 24,
         1999

  3.1*   Restated Certificate of Incorporation of the Registrant

  3.2**  Form of Amended and Restated Certificate of Incorporation of the
         Registrant to be filed upon the closing of the offering

  3.3*   Amended and Restated Bylaws

  3.4** Amended and Restated Bylaws of the Registrant to be in effect after the closing of the offering

  4.1**  Specimen Common Stock Certificate

  5.1**  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 10.1* Form of Security Agreement entered into between the Registrant and each of Chul Chung, Stephen A. Dukker, Lap Shun Hui, Dae Soo Koh, Jung
         Koh, Hong Soon Lee and Hong Sun Lee dated as of June 10, 1999

 10.2*   Form of Promissory Note from each of Chul Chung, Stephen A. Dukker,
         Lap Shun Hui, Dae Soo Koh, Jung Koh, Hong Soon Lee and Hong Sun Lee dated as of June 10, 1999

 10.3*   Amended and Restated Rights and Restrictions Agreement dated as of
         August 18, 1999

 10.4*   Subordinated Promissory Note dated as of June 7, 1999 for TriGem
         Corporation

 10.5*   Subordinated Promissory Note dated as of June 7, 1999 for Korea Data
         Systems America, Inc.

 10.6* Form of Indemnification Agreement between the Registrant and each of its directors and executive officers

 10.7 1998 Stock Plan (as amended and restated) and form of agreements thereunder

 10.8+ Marketing Agreement between the Registrant and America Online dated as of June 17, 1999

 10.9* Amended and Restated Employment Agreement dated as of August 18, 1999 for Stephen Dukker

 10.10*  Trademark Assignment Agreement dated as of June 10, 1999

 10.11*  Agreement (Amending Trademark Assignment) dated as of August 16, 1999

 10.12* Industrial Lease between the Registrant and the Irvine Company dated as of November 30, 1998

 10.13*  Common Stock Purchase Warrant issued on August 18, 1999 to America
         Online, Inc.

 10.14*  Option to Purchase Common Stock issued on August 18, 1999 to Stephen
         Dukker

 10.15*  Rights and Restrictions Agreement dated as of January 14, 2000

 10.16*  Agreement of sublease between FreePC, Inc. and Bill Gross' idealab!
         dated as of June 29, 1999.

 10.17*  FreePC, Inc. 1999 Stock Plan and form of agreements thereunder

 10.18** Employment Agreement dated as of January 14, 2000 for Donald La Vigne

 10.19** Employment Agreement dated as of January 14, 2000 for Audrey Finci

 10.20+  Original Design Manuafacturer Agreement between TriGem Computer, Inc.
         and the Registrant dated as of January 24, 2000

 Exhibit
 Number
 -------
 10.21** Employment Agreement dated as of January 14, 2000 for Steve Chadima

 10.22** Employment Agreement dated as of January 14, 2000 for James
         Weissenborn

 10.23   Common Stock Purchase Warrant dated as of September 15, 1999 to
         America Online, Inc.

 10.24 Form of Warrant to Purchase Shares of Common Stock issued pursuant to the Acquisition of FreePC, Inc.

 10.25   2000 Employee Stock Purchase Plan

 10.26   Form of Stand-Alone Stock Option Agreement

 22.1*   List of Subsidiaries

 23.1*   Consent of Deloitte & Touche, LLP, Independent Accountants

 23.2*   Consent of Ernst & Young LLP, Independent Auditors

 23.3**  Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation
         (see Exhibit 5.1)

 24.1*   Power of Attorney

 24.2*   Power of Attorney

 27.1**  Financial Data Schedules

---------------------
*  Previously filed.
** To be filed by amendment.
+ Confidential treatment has been requested for certain portions of this exhibit pursuant to Rule 406 under the Securities Act of 1933, as amended. The omitted portions of this agreement have been separately filed with the Commission.